CINDY SHY, P.C.
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                          A PROFESSIONAL CORPORATION



                              CONSENT OF COUNSEL

      The undersigned hereby consents to the reference to the firm of Cindy Shy, P.C, under the caption "Interests of Named Experts and Counsel" to the registration statement on Form S-8 of USAOneStar.Net, Inc.



                                    Cindy Shy, P.C.



                                     /S/ Cindy Shy
                                 By: ______________________________
                                     Cindy Shy


Salt Lake City, Utah
July 27, 2001





























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       525 South 300 East * Salt Lake City, Utah 84111 * (801) 323-2392